EXHIBIT 10.4
LIVE NATION ENTERTAINMENT, INC.
2005 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED AS OF MARCH 21, 2024

PERFORMANCE SHARE AWARD AGREEMENT
THIS PERFORMANCE SHARE AWARD AGREEMENT (the “Agreement”), made as of the ___ day of ________, 20__ (the “Grant Date”) by and between Live Nation Entertainment, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Grantee”), evidences the grant by the Company of an award of performance shares (the “Award”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024 (the “Plan”). Capitalized terms used but not defined herein shall have the meanings provided in the Plan. The Company and the Grantee agree as follows:
1.Basis for Award. This Award is made under the Plan pursuant to Sections 9 and 10 thereof for service rendered or to be rendered to the Company by the Grantee, subject to all of the terms and conditions of this Agreement, including, without limitation, Section 7 hereof.
2.Grant of Performance Shares.
(a)The Company hereby grants to the Grantee an award of performance shares (the “Performance Shares”) targeted at _________ restricted shares of common stock (the “Target Award”), par value $0.01 per share, of the Company (“common stock”), subject to the restrictions and conditions set forth in the Plan and in this Agreement. The number of restricted shares of common stock that may be delivered to the Grantee hereunder shall be determined based upon achievement of the Performance Objective (as described below) and may range from zero percent (0%) to _______ percent (_____%) of the Target Award.
(b)The Performance Shares constitute a contractual right to earn restricted shares of common stock in the future. Accordingly, unless and until such time as the Performance Shares vest and restricted shares of common stock are issued in respect thereof, the Grantee shall have no right to vote the restricted shares of common stock underlying the Performance Shares and, notwithstanding any provisions of the Plan to the contrary, shall have no right to receive dividends prior to the vesting of such restricted shares of common stock, and shall have no right to payment, accrual, crediting or otherwise with regard to dividends declared or paid by the Company prior to the vesting of the restricted shares of common stock issued in respect of the applicable Performance Shares.

3.Performance Cycle. The Performance Cycle shall be the period beginning on _________, 20__ and ending on __________, 20__ (the “Performance Cycle”).
4.Performance Objective; Vesting. If, during any ______ (__) trading days during the Performance Cycle, which days do not have to be consecutive (each such period, a “Window”), the closing price (the “Closing Price”) of the Company’s common stock on The New York Stock Exchange (or successor trading market) equals or exceeds one or more of the applicable Closing Prices set forth on the table attached as Appendix A hereto (each, a “Target Stock Price”), subject to the Committee’s certifying achievement of such Target Stock Price(s) and vesting in accordance with Section 5 hereof, and further subject to the Grantee’s continued employment with the Company (or its subsidiary) through the end of such Window (except as otherwise provided herein), the number of Performance Shares set forth next to such applicable Target Stock Price(s) on Appendix A shall be issued as restricted shares of common stock and shall be settled as provided in Section 5 hereof (such Performance Shares, the “Earned Shares”). For purposes of clarity, (a) a particular Target Stock Price may be achieved or exceeded, and Performance Shares may become Earned Shares with respect thereto, only once, and (b) more than one Target Stock Price that has not previously been attained may be attained during the same or overlapping Window(s).
5.Determination and Certification of Award; Settlement of Award.
(a)If, during any Window, the Closing Price equals or exceeds one or more Target Stock Price(s), the Committee will act promptly (and in any event within ten (10) days after such date) to certify in writing such attainment and the vesting of the Earned Shares associated therewith in accordance with the table set forth on Appendix A (the date of such Committee action, the “Certification Date”). The Committee shall, within ten (10) days after the Certification Date, issue or deliver to the Grantee (or the executors or administrators of the Grantee’s estate, if appropriate) (i) the number of Earned Shares of restricted common stock underlying the vested Performance Shares, and (ii) a written notice confirming the Committee’s certification and specifying (A) the date on which the Closing Price met or exceeded a particular Target Stock Price for the Performance Cycle (such date, an “Attainment Date”), (B) the Closing Price on each such date, and (C) the number of restricted shares of common stock, if any, issued to the Grantee as Earned Shares in accordance with the Committee’s certification pursuant to this Section 5(a).
(b)Restricted shares of common stock issued in settlement of Performance Shares shall be evidenced by book-entry registration with the Company’s transfer agent, subject to such stop-transfer orders and other terms deemed appropriate by the Committee to reflect any restrictions applicable to such shares of common stock. The restricted shares of common stock issued in settlement of Performance Shares will be issued pursuant to the Plan, and will be subject to the terms and conditions of the form restricted stock agreement approved by the Compensation Committee. The restricted shares of common stock issued in Settlement of Performance Shares in connection with a particular Attainment Date will vest and the restrictions thereon will lapse on _________, 20__, subject to and conditioned in each case upon the Grantee’s continued employment with the Company through the applicable vesting date. If the Grantee’s employment with the Company terminates prior to the vesting of any of the restricted shares of common stock issued in settlement of Performance Shares (except as otherwise provided in this Agreement, the Employment Agreement or the form restricted stock agreement), such unvested restricted shares of Company common stock will not vest and will be forfeited and terminated upon such termination.
6.Acceleration of Vesting or Forfeiture of Award Under Certain Circumstances.
(a)Except as expressly provided in this Section 6, upon the Grantee’s termination of employment with the Company and its subsidiaries (for any reason or no reason), prior to the completion of the Performance Cycle, (i) any Performance Shares that have not become Earned Shares as of the date of the Grantee’s termination of employment with the Company and its subsidiaries shall thereupon automatically and without further action be cancelled and forfeited, and the Grantee shall have no further right or interest in, or with respect to, such Performance Shares or any restricted shares of common stock covered thereby, (ii) the Grantee shall be entitled to retain any restricted shares of common stock previously issued in respect of vested Performance Shares to the extent that such restricted shares of common stock have already vested and the restrictions thereon have already lapsed, and (iii) any Earned Shares held by the Grantee with respect to which a Certification Date has not occurred, or that have not been settled in shares of common stock, in each case, as of the Grantee’s termination of employment with the Company and its subsidiaries, shall remain outstanding and shall be settled as provided in Section 5 hereof.
(b)Notwithstanding anything in Section 6(a) to the contrary, to the extent Grantee is party to an employment agreement with the Company (the “Employment Agreement”) that specifically provides for treatment of Performance Shares upon Grantee’s termination of employment in a manner different than as set forth in Section 6(a), or the grant notification provided to Grantee specifically provides for treatment of Performance Shares upon Grantee’s termination of employment in a manner different than as set forth in Section 6(a), then the terms set forth in the Employment Agreement or the grant notification, as the case may be, shall govern and control the treatment of Performance Shares upon Grantee’s termination of employment.
7.Forfeiture.
(a)Notwithstanding the provisions of Sections 4 and 5 of this Agreement and any other provision of this Agreement or the Plan to the contrary, if it is determined by the Committee that the Grantee engaged (or is engaging in) any activity that is harmful to the business or reputation of the Company (or any parent or subsidiary), including, without limitation, any “Competitive Activity” (as defined below) or conduct prejudicial to or in conflict with the Company (or any parent or subsidiary) or any material breach of a contractual obligation to the Company (or any parent or subsidiary) (collectively, “Prohibited Acts”), then, upon such determination by the Committee, any Performance Shares that have not become Earned Shares as of such determination and any Earned Shares held by the Grantee with respect to which a Certification Date has not occurred, or that have not been settled in restricted shares of common stock as of such determination, shall thereupon automatically and without further action be cancelled and forfeited and the Grantee shall have no further rights therein.
(b)Notwithstanding any other provision of this Agreement or the Plan to the contrary, if it is determined by the Committee that the Grantee engaged (or is engaging in) any Prohibited Act where such Prohibited Act occurred or is occurring within the one (1) year period immediately following the vesting of any restricted shares of common stock issued under this Agreement (including, without limitation, in connection with accelerated vesting that occurs by application of Section 6 of this Agreement), the Grantee agrees that he/she will repay to the Company any gain realized on the vesting of such restricted shares of common stock (such gain to be valued as of the relevant vesting date(s) based on the fair market value of the common stock on the relevant vesting date(s) over the purchase price paid, if any, of such common stock (if any)). Such repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, in shares of common stock having a fair market value equal the value of the common stock vesting on the relevant vesting date(s). The Company is specifically authorized to off-set and deduct from any other payments, if any, including, without limitation, wages, salary or bonus, that it may owe the Grantee to secure the repayment obligations herein contained.
(c)The determination of whether the Grantee has engaged in a Prohibited Act shall be determined by the Committee in good faith and in its sole discretion.
(d)The provisions of this Section 7 shall have no effect following a Change in Control.
(e)For purposes of this Agreement, the term “Change in Control” shall mean a transaction or series of transactions which constitutes an “Exchange Transaction” within the meaning of the Plan or such other event involving a change in ownership or control of the business or assets of the Company as the Board, acting in its discretion, may determine.
(f)For purposes of this Agreement, the term “Competitive Activity” shall mean the Grantee, while the Grantee is employed with or providing services to the Company (or any parent or subsidiary) without the prior written permission of the Committee, anywhere in the world where the Company (or any parent or subsidiary) engages in business, directly or indirectly, (A) entering into the employ of or rendering any services to any person, entity or organization engaged in a business which is directly or indirectly related to the businesses of the Company or any parent or subsidiary (“Competitive Business”) or (B) becoming associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity other than ownership of passive investments not exceeding 1% of the vote or value of such Competitive Business. In addition, the term “Competitive Activity” shall include the Grantee’s use of any of the Company’s or its subsidiaries’ confidential information or trade secrets at any time following the Grantee’s termination of employment or service with the Company to engage in any of the activities described in this clause (v).
8.Compliance with Laws and Exchange Requirements. The issuance and transfer of any shares of common stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the shares may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the shares of common stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
9.Tax Withholding. The Grantee agrees that, no later than the date as of which the restrictions on the restricted common stock issued with respect to all or any of the Performance Shares covered by this Agreement shall lapse with respect to all or any of such shares of restricted common stock, the Grantee shall pay to the Company (in cash or to the extent permitted by the Committee in its sole discretion, shares of common stock held by the Grantee whose fair market value is equal to the amount of the Grantee’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the restricted shares of common stock for which the restrictions shall lapse. The Company or its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of common stock. The Company may refuse to instruct the transfer agent to release the shares of common stock or redeliver share certificates if the Grantee fails to comply with any withholding obligation.
10.Limitation of Rights. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his employment or service with the Company, or interfere in any way with the right of the Company at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the compensation and/or other terms and conditions of the Grantee’s employment or other service.
11.Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:
(a)Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and the Prospectus prepared pursuant to the Form S-8 Registration Statement relating to the Plan and has read and understands the terms of the Plan, this Agreement and the Prospectus, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the receipt of the Award of shares of common stock issued in respect thereof or disposition of the shares once vested, and that the Grantee should consult a tax adviser prior to such time.
(b)Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

12.Incorporation of Plan by Reference. The Award is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Award shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.
13.Governing Law. This Agreement and the rights of all persons claiming under this Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.
14.Section 409A. This Award is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an available exemption therefrom. However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Performance Shares (or any portion thereof) may not be compliant with or exempt from Section 409A, the Committee may work in good faith with the Grantee (without any obligation to do so or to indemnify or to be responsible for damages to the Grantee or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to provide for the Performance Shares to either be exempt from the application of Section 409A or comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Company to adopt any such amendment or take any other action. Notwithstanding anything herein to the contrary, no payment hereunder shall be made to the Grantee during the six (6)-month period following the Grantee’s “separation from service” (within the meaning of Section 409A) to the extent that the Company determines that paying such amounts at the time set forth herein would be a prohibited distribution under Section 409A(a)(2)(B)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then within thirty (30) days following the end of such six (6)-month period (or, if earlier, the Grantee’s death), the Company shall pay the Grantee the cumulative amounts that would have otherwise been payable to the Grantee during such period, without interest. For the avoidance of doubt, to the extent that any Performance Shares are “nonqualified deferred compensation” within the meaning of Section 409A, the settlement of Performance Shares hereunder upon a Change in Control shall only occur to the extent that such Change in Control is also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Section 409A(a)(2)(A)(v).
15.Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified other than by written instrument executed by the parties.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

LIVE NATION ENTERTAINMENT, INC.

Grantee:		By:
	[ ]	Name:
Title:

Appendix A

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